UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	September 17, 2020

The Marcus Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-12604	39-1139844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125

(Address of principal executive offices, including zip code)

(414) 905-1000

(Registrant’s telephone number, including area code)

  Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	MCS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On September 17, 2020, The Marcus Corporation (the “Company”) issued a press release made pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”) announcing the pricing of its previously disclosed private offering (the “Offering”) of $87 million aggregate principal amount of its 5.00% convertible senior notes due 2025 (the “Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Company also granted the initial purchasers of the Notes an option to purchase, within a thirteen-day period beginning on, and including, the date on which the Company first issues the Notes, up to an additional approximately $13 million aggregate principal amount of the Notes.

As discussed in the press release, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions with certain of the initial purchasers and/or their respective affiliates and other financial institutions. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (the “Report”) and is incorporated herein by reference.

Neither the Notes nor any shares of the Company’s common stock which may be issuable upon conversion of the Notes have been, or will be, registered under the Securities Act or the securities laws of any state or other jurisdiction, and such securities may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws. This Report shall not constitute an offer to sell or the solicitation of an offer to buy, any securities, nor shall there be any sales of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit

Number

(99.1)	Press Release of The Marcus Corporation, dated September 17, 2020, regarding the pricing of the Offering
(104)	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-looking statements

Certain matters discussed in this Report are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements concerning the expected closing of the Offering, the capped call transactions and the expected use of proceeds from the Offering. Forward-looking statements may generally be identified as such because the context of such statements include words such as we “believe,” “anticipate,” “expect” or words of similar import. These statements involve risks and uncertainties that could cause actual results to differ materially from those that we expect. For information about other potential factors that could affect the Company’s business and financial results, please review the “Risk Factors” described in Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 17, 2020 and in the Company’s other filings with the SEC. The forward-looking statements made herein are made only as of the date hereof and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARCUS CORPORATION

Date: September 18, 2020	By:	/s/ Douglas A. Neis
Douglas A. Neis
Executive Vice President, Chief Financial Officer and Treasurer